UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2016

Toys “R” Us, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 30, 2016, Toys “R” Us, Inc. (the “Company”) issued a conditional notice of redemption (the “Redemption Notice”) to the holders of the Company’s 10.375% Senior Notes due 2017 (the “2017 Notes”). Subject to the conditions precedent stated in the Redemption Notice, the Company will redeem all of the outstanding 2017 Notes on September 29, 2016 (the “Redemption Date”) at a redemption price (the “Redemption Amount”) equal to 102.594% of the principal amount thereof plus accrued and unpaid interest to, but not including, the Redemption Date.

The redemption will be effected pursuant to the provisions of the indenture for the 2017 Notes and will be conditioned upon (i) the receipt of cash by the Company from one or more of its subsidiaries, through dividends, loans, distributions or other transfers, in an amount sufficient to fund the Redemption Amount and (ii) the deposit of the Redemption Amount with Bank of New York Mellon, as trustee, in each case on or prior to the Redemption Date. The Company currently expects that the conditions to redemption will be satisfied on or prior to the Redemption Date, and that the Redemption Amount will be funded from the net cash proceeds of the previously announced private placement of 12% Senior Secured Notes due 2021 by TRU Taj LLC, a wholly-owned subsidiary of the Company.

The information contained in this report shall not constitute a notice of redemption of the 2017 Notes. The redemption is being made solely pursuant to the Redemption Notice.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: August 30, 2016	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Executive Vice President - Chief Financial Officer

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